Exhibit D

JOINT FILING STATEMENT

I, the undersigned, hereby express my agreement that the attached Schedule 13D/A (and any amendments thereto) relating to the Common Stock of Zalicus, Inc. is filed on behalf of each of the undersigned.

Dated: October 1, 2012

MPM BIOVENTURES III, L.P.		MPM BIOVENTURES III-QP, L.P.

By:	MPM BioVentures III GP, L.P.,	By:	MPM BioVentures III GP, L.P.,
	its General Partner		its General Partner

By:	MPM BioVentures III LLC,	By:	MPM BioVentures III LLC,
	its General Partner		its General Partner

By:	/s/ Luke Evnin	By:	/s/ Luke Evnin
	Name: Luke Evnin		Name: Luke Evnin
	Title: Series A Member		Title: Series A Member

MPM BIOVENTURES III PARALLEL FUND, L.P.		MPM BIOVENTURES III GMBH & CO. BETEILIGUNGS KG

By:	MPM BioVentures III GP, L.P.,	By:	MPM BioVentures III GP, L.P.,
	its General Partner		in its capacity as the Managing Limited Partner

By:	MPM BioVentures III LLC,	By:	MPM BioVentures III LLC,
	its General Partner		its General Partner

By:	/s/ Luke Evnin	By:	/s/ Luke Evnin
	Name: Luke Evnin		Name: Luke Evnin
	Title: Series A Member		Title: Series A Member

MPM ASSET MANAGEMENT INVESTORS 2003 BVIII LLC		MPM BIOVENTURES III GP, L.P.

By:	/s/ Luke Evnin	By:	MPM BioVentures III LLC,
	Name: Luke Evnin		its General Partner
Title: Manager
		By:	/s/ Luke Evnin
Name: Luke Evnin
Title: Series A Member

MPM BIOVENTURES III LLC		MPM ASSET MANAGEMENT LLC

By:	/s/ Luke Evnin	By:	/s/ Luke Evnin
	Name: Luke Evnin		Name: Luke Evnin
	Title: Series A Member		Title: Member

	/s/ Luke Evnin		/s/ Ansbert Gadicke
	Luke Evnin		Ansbert Gadicke

	/s/ Nicholas Galakatos		/s/ Michael Steinmetz
	Nicholas Galakatos		Michael Steinmetz

/s/ Kurt Wheeler	/s/ Nicholas Simon III
Kurt Wheeler	Nicholas Simon III

/s/ Dennis Henner
Dennis Henner